Exhibit 23.2

Consent of Haiwen & Partners, PRC Counsel

February 28, 2013

Sohu.com Inc.

12/F Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road

Haidian District

Beijing 100084

People’s Republic of China

Dear Sirs,

Annual Report on Form 10-K for Year Ended December 31, 2012

We hereby consent to the references to our firm under the heading “Government Regulation and Legal Uncertainties” in this Annual Report on Form 10-K. Sincerely,

Yours faithfully,

Haiwen & Partners

F-83